EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement on Form S-4 of j2 Global, Inc. of our reports dated February 27, 2012, relating to our audits of the consolidated financial statements, the financial statement schedule and internal control over financial reporting, which appears in the Annual Report on Form 10-K of j2 Global, Inc. for the year ended December 31, 2011.

SingerLewak LLP

Los Angeles, California
September 26, 2012